EXHIBIT 23(a)






                       CONSENT OF INDEPENDENT AUDITORS





We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Aeroquip-Vickers, Inc. Directors' Retirement Plan, as amended of our reports dated January 21, 1998, with respect to the consolidated financial statements of Aeroquip-Vickers, Inc. and subsidiaries incorporated by reference in its Annual Report (Form 10-K), for the year ended December 31, 1997 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.






                                          /S/ ERNST & YOUNG LLP






Toledo, Ohio
May 6, 1998










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